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                                                                    Exhibit 10.7

                            PHANTOM STOCK AGREEMENT

  THIS AGREEMENT, made and entered into as of the 1st day of January, 97 by and between Adams Outdoor Advertising Limited Partnership, a Minnesota Limited Partnership (the "Company") and Kevin Gleason (the "President");

                              W I T N E S S E T H

  WHEREAS, the Company owns and operates, an outdoor advertising business internally referred to as Adams Outdoor:

  WHEREAS, President is the manager of the Company and the Company is desirous of affording President incentives in the form of phantom stock of the Company;

  WHEREAS, the parties hereto are desirous of memorializing in writing the terms and conditions of President's employment and award of phantom stock interest;

  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Company and President hereby agree as follows:

                                   ARTICLE I

                                  EMPLOYMENT

  Section 1.1. EMPLOYMENT. The Company hereby continues the employment of President as President of the Company to perform such duties and discharge such functions in and about the business and affairs of the Company as the president of the managing general partner of Company or its board of directors may from time to time determine. President agrees, during the term hereof, to diligently and in good faith perform and discharge such duties and functions.

  Section 1.2. BASIC COMPENSATION. The Company agrees to pay President a salary in such amount as may be from time to time determined by the board of directors of the managing general partner of Company. Basic compensation payable under this section shall be payable in semi-monthly or bi-weekly installments in accordance with such practices and procedures as are generally applicable to other employees of the Company.

  Section 1.3. FRINGE BENEFITS. While President is in the employ of the Company, the Company agrees to provide to President such benefits as may be provided by the Company from time to time to its similarly situated employees.

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                                                                    EXHIBIT 10.7

  Section 1.4. TERM. The term of this Agreement shall commence on the date hereof and continue through the fifth anniversary of the date of this Agreement provided, however, that President shall have the continuing option to immediately terminate the employment provided by Section 1.1. hereof by giving two weeks' notice thereof to the Company and the Company shall have the continuing option to immediately terminate the employment provided by Section
1.1. hereof by giving written notice thereof to President which notice may be effective immediately. Upon any such termination, the rights and obligations set forth in this Article I shall terminate provided, only, that the Company shall pay to President any compensation payable under Section 1.2 pertaining to periods prior to the date of such notice and for two weeks thereafter.

                                  ARTICLE II

                            PHANTOM STOCK INTERESTS

  Section 2.1. AWARD OF PHANTOM STOCK INTERESTS. Provided that President shall have been a full time employee of the Company for the twelve consecutive calendar months preceding each such date, the Company agrees that President shall be awarded one Phantom Stock Interest on each of on January 1, 1998, January 1, 1999, January 1, 2000, January 1, 2001 and January 1, 2002. Notwithstanding the foregoing, if the Company, substantially all of the assets thereof or substantially all of the equity interests therein, shall be sold (except to an entity controlled by, controlling or under common control with the Company, Stephen Adams or their respective affiliates) after President shall have been a full time employee of the Company for 24 consecutive calendar months but prior to time that there has been awarded to the President all of the Phantom Stock Interests to be awarded to him pursuant to this Agreement, there shall be deemed to have been awarded to President, on the date on which such sale is consummated, all Phantom Stock Interests which have not been theretofore awarded to President and are to be awarded pursuant to this Section 2.1.

  Section 2.2. PAYMENT OF PHANTOM STOCK INTEREST. The Company shall pay, and President shall be entitled to receive, the cash value of Awarded Phantom Stock Interests, which shall be paid as follows:

     (i)    one-third thereof within 120 days of the Determination Date.

     (ii) one-third thereof on the first anniversary of the First Payment Date, and

     (iii)  one-third thereof on the second anniversary of the First Payment
            Date.

  Section 2.3. BENEFICIARY. President may designate (by filing with the Company a written beneficiary designation form in form reasonably acceptable to the Company) one or more

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                                                                    EXHIBIT 10.7

primary beneficiaries or contingent beneficiaries to receive all or a specified part of the cash value of Awarded Phantom Stock Interests which, at the time of President's death, may remain unpaid under this Agreement and President may change or revoke any such designation from time to time. No such designation, change or revocation shall be effective unless executed by President and accepted by the Company during President's lifetime. Each such designation, change or revocation shall be effective under this Agreement until changed or revoked in the manner specified herein. No such change or revocation shall require the consent of any beneficiary theretofore designated by President. If President fails to designate a beneficiary, or designates a beneficiary and thereafter revokes such designation without naming another beneficiary, or designates one or more beneficiaries and all such beneficiaries so designated fail to survive President, then the beneficiary of such Awarded Phantom Stock Interests, or the part thereof as to which President's designation fails, as the case may be, shall be the representative of President's estate. Unless President has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries designated by President shall become fixed as of President's death so that, if a beneficiary survives President but dies before the receipt of all payments due such beneficiary, such remaining payments shall be payable to the representative of such beneficiary's estate.

  Section 2.4. BENEFITS NOT TRANSFERABLE. Neither President nor any beneficiary hereunder shall have any transferable interest in the payments due hereunder nor any right to anticipate, alienate, dispose of, pledge or encumber the same prior to actual receipt thereof, nor shall the same be subject to attachment, garnishment, execution following judgment or other legal process instituted by creditors of President or any such beneficiary provided that the unpaid cash value of President's Phantom Stock Interests and any payments due hereunder shall at all times be subject to set-off for debts owed by President to the Company or any of its affiliates.

  Section 2.5. NATURE OF THE COMPANY'S OBLIGATION. The Company shall maintain a record of the total number of Awarded Phantom Stock Interests but the Company shall not be required to segregate any funds or other assets to be used for the payment of benefits under this Agreement and no such record shall be considered as evidence of the creation of a trust fund, an escrow or any other segregation of assets for the benefit of President or any beneficiary of President. The obligation of the Company to make the payments described in this Agreement is an unsecured contractual obligation only, and neither President nor any beneficiary of President shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. President specifically acknowledges that the Phantom Stock Interests to be awarded pursuant to the terms of this Agreement are not securities in the Company and do not create any right in the equity or capital of the company or any of its affiliates. President and each beneficiary of President shall look solely to the general credit of the Company for satisfaction of any obligations due or to become due under this Agreement, it being expressly acknowledged by the President that the obligations of the Company hereunder are junior and subordinate in right of payment to the obligations of the Company to its lenders. If the Company should, in its sole discretion, earmark or set aside any funds or other assets to pay benefits hereunder, the same shall, nevertheless, remain and be regarded as part of the general assets of the Company subject to the claims of its general creditors (and shall not be considered to be held in a fiduciary

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                                                                    EXHIBIT 10.7

capacity for the benefit of President or any beneficiary hereunder), and neither President nor any beneficiary of President shall have any legal, beneficial, security or other property interest therein. Upon delivery by the Company to Manger of the consideration as provided in Section 2.2, the rights and obligations of the Company and President under this Article II shall terminate and President shall have no other or further rights under this Article or in respect hereof.

                                  ARTICLE III

                            COVENANT NOT TO COMPETE

  Section 3.1. COVENANT NOT TO COMPETE. President hereby covenants that, for a period of three years next following the Determination Date (or such shorter period for which the Company continues to be owned or operated by the Company, Stephen Adams or their respective affiliates), President shall not be engaged or interested in any business which competes, directly or indirectly, with the business of the Company (whether as a proprietor, partner with another, shareholder, agent or consultant of, employee of or lender to, another) in the markets then served by the Company, except as a proprietor, partner, shareholder, employee or consultant in or to the Company or any entity controlled by, controlling or under common control with the Company, provided that if the employment of President is terminated by the Company without cause and without an offer of comparable employment by an affiliate of the Company, Stephen Adams or their respective affiliates, the foregoing covenant shall not apply (without affecting the obligations hereinafter contained in this Section
3.1 in respect of disclosures by President). President agrees that he will not at any time disclose to any person or other entity who or which is, or reasonably may be expected to be, in competition with the Company in the outdoor advertising business, any confidential information or trade secrets of the Company or any of its affiliates, the contents of any customer lists of the Company or any of its affiliates or the general needs of the customers or other contracting parties with the Company, the Company or any of its affiliates, provided, however, the foregoing shall not prevent President from responding to the request of a governmental agency or pursuant to court order or as otherwise required by law. For a period of one year following the Determination Date, President agrees not to offer employment to, not to discuss the nature of any prospective employment opportunities with, and not to otherwise solicit any employee of the Company (or any person who was an employee the Company within 180 days of the Determination Date) on his own behalf, on behalf of any employer of the President, on behalf of any entity with which the President is acting as a consultant or with which the President is then otherwise affiliated.

  Section 3.2.  REMEDIES. Recognizing that a breach of the covenant contained in
Section 3.1 would cause the Company irreparable injury and the damages at law would be difficult to ascertain, President consents to the granting of equitable relief by way of a restraining order or temporary or permanent injunction by any court of competent jurisdiction to prohibit the breach or enforce the performance of the covenants contained in Section 3.1. The invalidity or unenforceability of any provision of this Article or the application thereof to any person or

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                                                                    EXHIBIT 10.7

circumstance shall not affect or impair the validity or enforceability of any other provision or the application of the first provision to any other person or circumstance. Any provision of this Article that might otherwise be invalid or unenforceable because of contravention of any applicable law, statute or governmental regulation shall be deemed to be amended to the extent necessary to remove the cause of such invalidation or unenforceability and such provision as so amended shall remain in full force and effect as a part hereof.

                                  ARTICLE IV

                      DEFINITIONS AND GENERAL PROVISIONS

  Section 4.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     ACQUISITIONS: The purchase by the Company of any group of advertising structures operated as a going concern the time of such acquisition but not the acquisition of a single outdoor advertising structure or a single lease site as part of the normal capital expenditures made by the Company not involving the acquisition of an existing business operation.

     AWARDED PHANTOM STOCK INTERESTS: The number of Phantom Stock Interest (not to exceed 5 such Phantom Stock Interests) awarded by the Company pursuant to
Section 2.1.

     BASE COST: $213,763,000 plus (i) the purchase price (or other consideration therefore determined in accordance with generally accepted accounting principles) for any Acquisition made after the date hereof less (ii) the sales price (or other consideration therefor determined in accordance with generally accepted accounting principles) any Disposition made after the date hereof.

     DETERMINATION DATE: The date of any of the following events: (i) termination of the President's employment, whether by death or otherwise, (ii) the sale of the Company, the sale of substantially all of the assets thereof or the sale of substantially all of the equity interests therein, or (iii) the fifth anniversary of the date of this Agreement.

     DISPOSITION. The sale by the Company in one transaction of any group of advertising structures but not any loss of an outdoor advertising structure or a site lease as part of the normal attrition in the operation of the Company.

     FISCAL YEAR: The fiscal year of the Company ending on the last day of the calendar year.

     OPERATING PROFIT: With respect to any Fiscal Year (i) the gross revenues of the Company derived from the ongoing business operations of the Company for such period less (ii) direct operating expenses (excluding interest, federal and state income taxes (or any provision or such

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                                                                    EXHIBIT 10.7

taxes), depreciation and amortization). Operating Profit shall be determined on the accrual method of accounting and in accordance with generally accepted accounting principles customarily used in the outdoor advertising industry and consistently applied, provided that in no event shall tradeout or barter transactions or extraordinary items of revenue or expense (including revenue from non-operating investments and revenue from the sale of operating assets or properties) or revenue not derived from business operations be reflected in (or give rise to) revenues or expenses.

     OPERATING VALUE: The excess, if any, of (x) the product of eight and Operating Profit for the Fiscal Year ending immediately prior to the date on which the Determination Date occurs over (y) the Base Cost.

     PHANTOM STOCK INTEREST: The cash equivalent of one percent (1%) of Operating Value.

  Section 4.2 WITHHOLDING TAXES. The Company may withhold from any payment to be made under this Agreement (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law.

  Section 4.3 ADMINISTRATION. The Company and its executive officers shall have full power to interpret, construe and administer this Agreement, including authority to determine any dispute or claim with respect thereto. The determination of the Company in any matter, made in good faith, shall be binding and conclusive upon President and all other persons having any right or benefit hereunder. Unless President shall give notice to the Company objecting to the Company's calculation of the cash value of the Awarded Phantom Stock Interests within thirty days after notice of the determination thereof by the Company, such calculation shall conclusively be deemed to have been accepted by the parties hereto. As used herein, the expression "Operating Profit" means operating profit for the Company as determined by the chief financial officer of the Company consistent with prior practice, it being understood that the financial statements for the Company may not separately segregate all expenses with respect to the Company and that the allocation of expenses of the Company related to the Company as made by such chief financial officer shall be deemed to be conclusive and binding on all parties hereto. Any of the obligations of the Company hereunder may be performed by an affiliate of the Company and such performance by an affiliate shall be deemed to satisfy any such obligation of the Company hereunder.

  Section 4.4. NOTICES. All notices given under any of the provisions of this Agreement shall be deemed to have been duly given when made in writing and either delivered personally to the party to whom notice is to be given or on the date deposited in the United States mail by registered or certified mail, return receipt requested, addressed as follows:

     (i)  If to the Company to:

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                                                                    EXHIBIT 10.7

          Adams Outdoor Advertising L.P.
          1380 W. Paces Ferry Road
          Suite 170
          Atlanta, GA  30327
          Attention:  Abe Levine

     (ii) If to President to:

          Adams Outdoor Advertising
          1380 W. Paces Ferry Road
          Suite 170
          Atlanta, GA  30327
          Attention:  Kevin Gleason

or to such other address as such party shall specify in writing to the other party hereto. Any notice delivered personally to the Company shall be delivered to a senior corporate officer of the Company.

  Section 4.5. BINDING EFFECT. The provisions of this Agreement shall not give President any rights to continue to be employed or otherwise retained by the Company or any affiliate thereof. Except as so provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and the beneficiaries, personal representatives and heirs of President. It is expressly acknowledged by the President that no general partner of the Company shall have any personal liability hereunder, the liability of the Company being limited to the assets of the Company.

  Section 4.6. CONTROLLING LAW. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the state of Minnesota.

  Section 4.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original without the production of the others, but all of which together shall constitute one and the same instrument.

  Section 4.8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be varied, modified or amended except by a writing signed by the parties to be charged. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements of the other except those herein expressed.

  Section 4.9. HEADINGS. The Company of this Agreement into sections and paragraphs and the titles assigned thereto is only a matter of convenience for reference and shall not define or limit any of the terms or provisions thereof.

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                                                                    EXHIBIT 10.7

  IN WITNESS WHEREOF, the individual party has hereunto set his hand and the corporate party has caused these presents to be executed by a proper officer thereunto duly authorized all as of the day and year first above written.

                                     ADAMS OUTDOOR ADVERTISING
                                        LIMITED PARTNERSHIP
                                 By Adams Outdoor Advertising, Inc.
                                   Its Managing General Partner


                                 By _______________________________
                                    Abe Levine

                                 Its Chief Financial Officer



______________________________           ----------------------------------
Kevin Gleason, President/CEO             Steve Adams, Chairman of the Board

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